UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2019 (July 26, 2019)

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38325	33-0936180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Doppler

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 261-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HJLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2016, Hancock Jaffe Laboratories, Inc. (the “Company”) entered into an employment agreement with Marc H. Glickman, M.D., the Company’s Senior Vice President and Chief Medical Officer (the “Pre-existing Employment Agreement”). On July 26, 2019, the Company entered an employment agreement with Dr. Glickman (the “New Employment Agreement”) that shall supersede the terms of the Pre-existing Employment Agreement. Pursuant to the terms of the New Employment Agreement, Dr. Glickman’s base salary is $350,000 per year, subject to annual review and adjustment at the discretion of the Board. In connection with entering into the New Employment Agreement, Dr. Glickman’s existing one hundred and eighty four thousand five hundred (184,500) options (“Existing Options”) to purchase Company common stock, $0.00001 par value per share (the “Common Stock”) at ten dollars ($10.00) per share until October 1, 2026, were repriced to two dollars ($2.00) per share. Additionally, Dr. Glickman, in connection to the New Employment Agreement shall be granted stock options (“New Options”) for the right to purchase one hundred and eighty thousand (180,000) Common Stock at a price equal to two dollars ($2.00) per share exercisable until July 26, 2029, which shall vest quarterly over a three (3) year period, and shall be granted in accordance with the Hancock Jaffe 2016 Omnibus Incentive Plan (the “Option Plan”), and shall be subject to such other terms and conditions as are set forth in the Option Plan and the option agreement issued pursuant to the Option Plan.

Pursuant to the terms of the New Employment Agreement, Dr. Glickman is an at-will employee and is entitled to severance in the event of certain terminations of his employment. In the event that Dr. Glickman’s employment is terminated by the Company without Cause (as defined in the New Employment Agreement), other than by reason of Disability (as defined in the New Employment Agreement), or he resigns for Good Reason (as defined in the New Employment Agreement), subject to his timely executing a release of claims in favor of the Company and in addition to certain other accrued benefits, Dr. Glickman is entitled to receive three months of his base salary for each year that he has been employed by the Company at the time of termination, up to a total of one year of his base salary.

The foregoing description of the New Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete New Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	New Employment Agreement, dated as of July 26, 2019, by and between Hancock Jaffe Laboratories, Inc. and Marc H. Glickman, M.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK JAFFE LABORATORIES, INC.

Dated: August 1, 2019	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer